Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-42605) of Asset Investors Corporation of our report dated September 25, 1998, with respect to the Statement of Excess of Revenues over Specific Operating Expenses of the Gulfstream Harbor Manufactured Home Communities for the year ended December 31, 1997, which are included in the Current Report (Form 8-K/A) dated September 28, 1998.




                                                               ERNST & YOUNG LLP


Denver, Colorado
September 28, 1998